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                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

As independent public accountants, we hereby consent to the use of our report dated March 31, 1997 (and to all references to our Firm) included in this Joint Proxy Statement/Prospectus on form S-4 dated February 17, 1999 of Chancellor Media Corporation.

                                       Arthur Andersen LLP

Washington, D.C.
February 17, 1999